Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor/Media Contact:
Martha Lindeman
312-373-2430

PLAYBOY ENTERPRISES, INC. REPORTS
FOURTH QUARTER AND FULL YEAR RESULTS

CHICAGO, WEDNESDAY, FEBRUARY 13, 2008 – Playboy Enterprises, Inc. (PEI) (NYSE: PLA, PLAA) today reported a net loss for the fourth quarter ended December 31, 2007, of $1.1 million or $0.03 per basic and diluted share.  This compares with 2006 fourth quarter net income of $3.7 million, or $0.11 per basic and diluted share.  The company reported an operating loss of $1.9 million for the 2007 fourth quarter, versus operating income of $3.1 million in the prior-year period. Revenues for the 2007 fourth quarter were $85.9 million, essentially flat compared to the prior year.
The fourth quarter 2007 results included both a $1.9 million charge, due primarily to the sale of assets related to the company’s Andrita television studio, which is expected to be completed in March 2008, as well as a tax benefit of $2.6 million, primarily related to the UK television operations.  The fourth quarter 2006 results included a $1.8 million charge related to a legal settlement and a $2.6 million tax benefit.
Net income for the full year totaled $4.9 million, or $0.15 per basic and diluted share, more than double 2006 net income of $2.3 million, or $0.07 per basic and diluted share.  Operating income rose 10% for the year to $10.0 million on a 3% increase in revenues to $339.8 million.
PEI Chairman and Chief Executive Officer Christie Hefner said: “We continue to be very pleased with the growth and performance of our Licensing Group.  The 40% growth in 2007 full-year Licensing income reflected solid double-digit profit gains in our core consumer products businesses as well as the first full year of operations of the Playboy venues at the Palms Casino Resort.  We were also opportunistic in the sale of several pieces of art.  The media businesses’ results were mixed.  We posted another year of double-digit revenue and profit growth for the international TV business and increased total advertising sales for Playboy in print and online.  But we were disappointed with fourth quarter domestic TV and Publishing results.
“Looking ahead, our strategy is to grow the company leveraging both the ‘high tech’ and ‘high touch’ attributes of the Playboy brand.  In the media businesses, our first goal is to return our online and mobile properties to strong growth drivers. These efforts will entail investments in technology, marketing and content, which should begin to show results by the end of the year.  In addition to creating revenue-enhancing opportunities, our second goal in 2008 is to look for ways to improve margins in our media businesses, both by narrowing our focus to those initiatives with the most promise and by reducing our cost structure. We are finalizing two deals to that end. We expect next month to complete the sale of the assets of our Andrita television studio, which will benefit us financially while still allowing us to continue using those state-of-the-art production facilities.  In addition, we are completing a deal to outsource our e-commerce and catalog business to a company with significant experience in merchandising lifestyle brands.  We believe that this deal will improve profitability in what historically has been a very low-margin business and allow our licensing business to generate much higher sales through the e-commerce distribution platform than they previously have been able to achieve.

“We expect Licensing to report another year of growth in our consumer products business as we expand our distribution and product lines, as well as open new Playboy concept stores.  We also expect to close another location-based entertainment deal, building a pipeline that will provide a steady stream of openings to those high-margin, high-profile venues in years to come,” Hefner said.

Entertainment
Fourth quarter 2007 segment income for the Entertainment Group was $2.5 million, down from $4.7 million in the prior-year period on a 3% decline in revenues to $50.7 million.
Domestic TV revenues were off 10% to $16.9 million, primarily due to pressure on splits and a reduction in the total number of households with access to the company’s linear networks.  International TV revenues were up 9% to $14.1 million due to continued organic growth of the international networks as well as increased third-party sales.  In the online/mobile businesses, revenues generated by increased e-commerce holiday sales and the continued migration of advertising dollars to Playboy.com more than offset lower pay site revenues, resulting in a less than 2% increase in fourth quarter revenues to $17.7 million.

Publishing
The Publishing Group reported a $1.5 million segment loss for the 2007 fourth quarter compared to a $0.5 million loss in the prior-year period. Revenues were off $0.5 million to $24.7 million.
Although Playboy magazine’s newsstand revenues were flat in the 2007 fourth quarter compared to the prior-year period, lower subscription revenues led to a 5% decline in total circulation revenues to $12.6 million.  Advertising revenues were off 3% in the quarter to $8.0 million.  This slight decline in print ad sales was more than offset by gains in online advertising, resulting in a year-over-year increase in combined fourth quarter Playboy magazine and online advertising revenues of 4%.
The company said that it expects to report a 30% decline in Playboy magazine’s advertising revenues in the first quarter of 2008, partially as a result of the rate base reduction that became effective with the January 2008 issue and related 13% decrease in ad rates.

Licensing
Segment income for the Licensing Group rose 17% to $6.9 million in the 2007 fourth quarter compared to $5.9 million in the 2006 fourth quarter.  Revenues totaled $10.5 million, up 18% from $8.9 million in the same time period.  Increased sales from consumer products were primarily responsible for the year-over-year revenue and profit growth.

Corporate Administration and Other
Corporate Administration and Promotion expense increased in the 2007 fourth quarter to $7.9 million from $7.0 million in the prior year.
In addition, the company reported a $1.9 million charge in the 2007 fourth quarter primarily related to the decision to sell the assets of our Andrita television studio as well as an agreement to license the e-commerce business.  Both deals are expected to close in the 2008 first quarter.
The company reported tax benefits of $2.6 million in both the 2007 and 2006 fourth quarters.

Additional information regarding fourth quarter 2007 earnings will be available on the earnings release conference call, which is being held today, February 13, at 11:00 a.m. Eastern /10:00 a.m. Central.  The call may be accessed by dialing 800-896-8445 (for domestic callers) or 785-830-1916 (for international callers) and using the password: Playboy.  In addition, the call will be webcast.  To listen to the call, please visit http://www.peiinvestor.com and select the Investor Relations section.

* * * *

Playboy Enterprises is a brand-driven, international multimedia entertainment company that publishes editions of Playboy magazine around the world; operates television networks and distributes programming globally; owns Playboy.com, a leading men's lifestyle and entertainment website; and licenses the Playboy trademark internationally for a range of consumer products and services.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing.  We use words such as “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues” and other similar terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

The following are some of the important factors that could cause our actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements:

(1)	Foreign, national, state and local government regulations, actions or initiatives, including:
(a)	attempts to limit or otherwise regulate the sale, distribution or transmission of adult-oriented materials, including print, television, video, Internet and wireless materials,
(b)	limitations on the advertisement of tobacco, alcohol and other products which are important sources of advertising revenue for us, or
(c)	substantive changes in postal regulations which could increase our postage and distribution costs;
(2)	Risks associated with our foreign operations, including market acceptance and demand for our products and the products of our licensees and partners;
(3)	Our ability to manage the risk associated with our exposure to foreign currency exchange rate fluctuations;
(4)
Changes in general economic conditions, consumer spending habits, viewing patterns, fashion trends or the retail sales environment which, in each case, could reduce demand for our programming and products and impact our advertising revenues;

(5)	Our ability to protect our trademarks, copyrights and other intellectual property;
(6)
Risks as a distributor of media content, including our becoming subject to claims for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials we distribute;

(7)	The risk our outstanding litigation could result in settlements or judgments which are material to us;
(8)	Dilution from any potential issuance of common stock or convertible debt in connection with financings or acquisition activities;
(9)	Competition for advertisers from other publications, media or online providers or any decrease in spending by advertisers, either generally or with respect to the adult male market;
(10)	Competition in the television, men’s magazine, Internet, wireless, new electronic media and product licensing markets;
(11)	Attempts by consumers, distributors, merchants or private advocacy groups to exclude our programming or other products from distribution;
(12)
Our television, Internet and wireless businesses’ reliance on third parties for technology and distribution, and any changes in that technology and/or unforeseen delays in implementation which might affect our plans and assumptions;

(13)
Risks associated with losing access to transponders or technical failure of transponders or other transmitting or playback equipment that is beyond our control and competition for channel space on linear television platforms or video-on-demand platforms;

(14)
Failure to maintain our agreements with multiple system operators, or MSOs, and direct-to-home, or DTH, operators on favorable terms, as well as any decline in our access to, and acceptance by, DTH and/or cable systems and the possible resulting deterioration in the terms, cancellation of fee arrangements, pressure on splits or adverse changes in certain minimum revenue amounts with operators of these systems;

(15)	Risks that we may not realize the expected increased sales and profits and other benefits from acquisitions;
(16)	Any charges or costs we incur in connection with restructuring measures we may take in the future;
(17)	Risks associated with the financial condition of Claxson Interactive Group, Inc., our Playboy TV-Latin America, LLC, joint venture partner;
(18)	Increases in paper, printing or postage costs;
(19)	Effects of the national consolidation of the single-copy magazine distribution system and risks associated with the financial stability of major magazine wholesalers;
(20)	Effects of the national consolidation of television distribution companies (e.g., cable MSOs, satellite platforms and telecommunications companies); and
(21)	Risks associated with the viability of our subscription, on demand, e-commerce and ad-supported Internet models.

More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.peiinvestor.com in the Investor Relations section of our website.

Playboy Enterprises, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Quarters Ended
	December 31,
	2007	2006
Net revenues
Entertainment:
Domestic TV	$16.9	$18.8
International TV	14.1	13.0
Online/mobile	17.7	17.5
Other	2.0	2.8
Total Entertainment	50.7	52.1
Publishing:
Domestic magazine:
Subscription	10.2	11.0
Newsstand	2.4	2.4
Advertising	8.0	8.2
Total domestic magazine	20.6	21.6
International magazine	1.8	1.6
Special editions and other	2.3	2.0
Total Publishing	24.7	25.2
Licensing:
Consumer products	9.1	7.7
Location-based entertainment	1.1	0.9
Marketing events	0.2	0.2
Other	0.1	0.1
Total Licensing	10.5	8.9

Total net revenues	$85.9	$86.2

Net income (loss)
Entertainment	$2.5	$4.7
Publishing	(1.5)	(0.5)
Licensing	6.9	5.9
Corporate Administration and Promotion	(7.9)	(7.0)

Segment income	-	3.1

Restructuring expense	(0.4)	-
Impairment charge on assets held for sale	(1.5)	-

Operating income (loss)	(1.9)	3.1

Investment income	0.8	0.6
Interest expense	(1.2)	(1.4)
Amortization of deferred financing fees	(0.1)	(0.1)
Other, net	(0.1)	(0.3)

Income (loss) before income taxes	(2.5)	1.9

Income tax benefit	1.4	1.8

Net income (loss)	$(1.1)	$3.7

Weighted average number of common shares outstanding
Basic	33,261	33,214
Diluted	33,261	33,268

Basic and diluted earnings (loss) per common share	$(0.03)	$0.11

Note: Certain reclassifications have been made to conform to the current presentation.

Playboy Enterprises, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Twelve Months Ended
	December 31,
	2007	2006
Net revenues
Entertainment:
Domestic TV	$75.8	$82.5
International TV	55.9	49.5
Online/mobile	63.3	61.7
Other	8.0	7.3
Total Entertainment	203.0	201.0
Publishing:
Domestic magazine:
Subscription	41.8	45.4
Newsstand	8.8	9.8
Advertising	26.4	25.5
Total domestic magazine	77.0	80.7
International magazine	7.4	6.6
Special editions and other	9.4	9.8
Total Publishing	93.8	97.1
Licensing:
Consumer products	34.0	28.2
Location-based entertainment	3.8	1.2
Marketing events	3.2	3.0
Other	2.0	0.6
Total Licensing	43.0	33.0

Total net revenues	$339.8	$331.1

Net income
Entertainment	$21.3	$23.3
Publishing	(7.6)	(5.4)
Licensing	26.4	18.9
Corporate Administration and Promotion	(28.1)	(25.7)

Segment income	12.0	11.1

Restructuring expense	(0.5)	(2.0)
Impairment charge on assets held for sale	(1.5)	-

Operating income	10.0	9.1

Investment income	2.5	2.4
Interest expense	(4.9)	(5.6)
Amortization of deferred financing fees	(0.5)	(0.5)
Other, net	(0.3)	(0.6)

Income before income taxes	6.8	4.8

Income tax expense	(1.9)	(2.5)

Net income	$4.9	$2.3

Weighted average number of common shares outstanding
Basic	33,246	33,171
Diluted	33,281	33,276

Basic and diluted earnings per common share	$0.15	$0.07

Note: Certain reclassifications have been made to conform to the current presentation.

PLAYBOY ENTERPRISES, INC.
Reconciliation of Non-GAAP Financial Information (in millions of dollars)

	Fourth Quarter Ended December 31,			Twelve Months Ended December 31,

EBITDA and Adjusted EBITDA	2007	2006	% Better/(Worse)	2007	2006	% Better/(Worse)
Net Income (Loss)	$ (1.1)	$ 3.7	-	$ 4.9	$ 2.3	113.0
Adjusted for:
Income Tax Expense (Benefit)	(1.4)	(1.8)	(22.2)	1.9	2.5	24.0
Interest Expense	1.2	1.4	14.3	4.9	5.6	12.5
Amortization of Deferred Financing Fees	0.1	0.1	-	0.5	0.5	-
Equity in Operations of Investments	0.1	0.2	50.0	(0.1)	0.1	-
Depreciation and Amortization	11.1	10.7	(3.7)	42.8	44.1	2.9
EBITDA [1]	10.0	14.3	(30.1)	54.9	55.1	(0.4)
Adjusted for:
Cash Investments in Television Programming	(7.9)	(10.2)	22.5	(34.6)	(38.5)	10.1
Adjusted EBITDA [2]	$ 2.1	$ 4.1	(48.8)	$ 20.3	$ 16.6	22.3

	Fourth Quarter Ended December 31,			Twelve Months Ended December 31,

Financial and Operating Data	2007	2006	% Inc/(Dec)	2007	2006	% Inc/(Dec)
Entertainment
Cash Investments in Television Programming	$ 7.9	$ 10.2	(22.5)	$ 34.6	$ 38.5	(10.1)
Programming Amortization and Online Content Expenses	$ 10.1	$ 11.2	(9.8)	$ 39.6	$ 41.8	(5.3)

Publishing
Domestic Magazine Advertising Pages	141.2	137.1	3.0	459.5	428.8	7.2

At December 31
Cash, Cash Equivalents, Marketable Securities and
Short-Term Investments	$ 33.6	$ 35.7	(5.9)	$ 33.6	$ 35.7	(5.9)
Long-Term Financing Obligations	$ 115.0	$ 115.0	-	$ 115.0	$ 115.0	-

PLAYBOY ENTERPRISES, INC.
Notes to Reconciliation of Non-GAAP Financial Information and Financial and Operating Data

1) In order to fully assess our financial results, management believes that EBITDA is an appropriate measure for evaluating our operating performance and liquidity, because it reflects the resources available for, among other things, investments in television programming. The resources reflected in EBITDA are not necessarily available for our discretionary use because of legal or functional requirements to conserve funds for capital replacement and expansion, debt service and other commitments and uncertainties. Investors should recognize that EBITDA might not be comparable to similarly titled measures of other companies. EBITDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with generally accepted accounting principles in the United States, or GAAP.

2) In order to fully assess our financial results, management believes that Adjusted EBITDA is an appropriate measure for evaluating our operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among other things, to invest in the business, make strategic acquisitions and strengthen the balance sheet.  In addition, a comparable measure of Adjusted EBITDA is used in our credit facility to, among other things, determine the interest rate that we are charged on borrowings under the credit facility. Investors should recognize that Adjusted EBITDA might not be comparable to similarly titled measures of other companies. Adjusted EBITDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with GAAP.